EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-160581), filed on July 15, 2009, of Cicero Inc. and subsidiaries (the “Company”) of our report dated April 15, 2013, with respect to the consolidated financial statements of the Company  included in this Company’s Annual Report on Form 10-K, for the year ended December 31, 2012, filed on April 15, 2013.

/s/ Cherry Bekaert LLP
Raleigh, North Carolina
April 15, 2013